Exhibit 99.1

Press Release

CONTACT:

Tricia Haugeto

Array BioPharma Inc.
(303) 386-1193
thaugeto@arraybiopharma.com

ARRAY BIOPHARMA INITIATES PHASE I CLINICAL TRIAL FOR
TARGETED ANTICANCER DRUG ARRY-334543

Boulder, Colo., (January 17, 2006) - Array BioPharma Inc. (NASDAQ: ARRY) has initiated dosing cancer patients in a Phase I clinical trial for its targeted small molecule anticancer drug ARRY-334543.  ARRY-334543 is an oral, selective, reversible, small molecule tyrosine kinase inhibitor of both ErbB-2 (Her-2/neu) and EGFR.  Over-expression of ErbB-2 and EGFR receptors in tumors is predictive of poor prognosis in cancer patients.  ARRY-334543 has shown significant anti-tumor activity in preclinical models of human breast, lung, and epidermal carcinoma tumors.

“Advancing ARRY-334543 into clinical trials is a significant achievement for Array and further demonstrates our ability to invent novel therapies for cancer patients,” said Kevin Koch, Ph.D., President and Chief Scientific Officer. “ARRY-334543 is our second targeted cancer agent resulting from our internal drug discovery program and furthers our goal of building the industry’s leading clinical pipeline of small molecule drugs.”

The open-label, dose-escalation trial is designed to evaluate tolerability and pharmacokinetics of ARRY-334543 following oral administration to patients with advanced cancer.  In addition, the trial is designed to examine indicators of therapeutic activity in these patients.

About ARRY-334543:

ARRY-334543 is an orally active, reversible, enzymatic and cellular inhibitor, with nanomolar potency, of the key growth factor receptor tyrosine kinases ErbB-2 and EGFR.  The compound possesses improved physiochemical properties relative to compounds directed at these targets currently in clinical development, and provides superior exposure and equivalent or greater efficacy in animal models of human cancer.

Currently, there is no single drug on the market that selectively inhibits both ErbB-2 and EGFR.  ARRY-334543, which concurrently inhibits the molecular targets of the drugs Herceptin® (ErbB-2) and Erbitux® (EGFR), may provide enhanced efficacy in the treatment of cancer patients.

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About Array BioPharma:

Array BioPharma is a biopharmaceutical company focused on the discovery, development and commercialization of orally active drugs to address significant unmet medical needs.  Our proprietary drug development pipeline is primarily focused on the treatment of cancer and inflammatory disease and includes several small molecule drug candidates that are designed to regulate targets in therapeutically important biologic pathways. In addition, leading pharmaceutical and biotechnology companies access our drug discovery technologies and expertise through collaborations to design, create, optimize and evaluate drug candidates across a broad range of therapeutic areas.  For more information on Array, please go to www.arraybiopharma.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2004, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties for their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet drug objectives, including clinical trials, tied to milestones and royalties, and our ability to attract and retain experienced scientists and management. We are providing this information as of January 17, 2006. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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